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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. of our report dated May 10, 2002, relating to the consolidated financial statements of Tyco Capital Holding, Inc., which appears in the Current Report on Form 8-K of CIT
Group Inc. dated July 10, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York


July 23, 2002